UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: February 10, 2006

(Date of earliest event reported)

Grande Communications Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware		74-3005133
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

401 Carlson Circle, San Marcos, TX	78666
(Address of principal executive offices)	(Zip Code)

(512) 878-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction a.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure Of Directors Or Principal Officers; Election Of Directors; Appointment Of Principal Officers

(b)	On February 10, 2006, Mr. Thomas P. McMillin resigned his positions as a director of Grande Communications Holdings, Inc. (“Grande”) and as Chair of Grande’s Audit Committee effective immediately. The resignation was at the election of Mr. McMillin in order to pursue an opportunity that is competitive to Grande and not the result of any disagreement with Grande. Effective February 13, 2006, Mr. McMillin shall serve as the Executive Vice President and Chief Financial Officer of Cebridge Connections, an operator of cable broadband systems providing basic cable TV; digital cable TV; HDTV; high-speed Internet; and telephony services, and a competitor of Grande in certain service areas. The Board has commenced a search to replace Mr. McMillin.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRANDE COMMUNICATIONS HOLDINGS, INC.

Date: February 10, 2006	By:	/s/ W.K.L. Ferguson
W.K.L. Ferguson
Interim Chief Executive Officer